As filed with the Securities and Exchange Commission on May 2, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________
CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	31-1168055
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400 Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)
________________________________________
Carlisle Companies Incorporated Incentive Compensation Program,
as amended and restated effective January 1, 2024
(Full title of the plan)
________________________________________
Scott C. Selbach
Executive Vice President, Secretary and General Counsel
Carlisle Companies Incorporated
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254
(Name and address of agent for service)
________________________________________
(480) 781-5000
(Telephone number, including area code, of agent for service)
________________________________________
Copies to:
W. Lake Taylor, Jr.
McGuireWoods LLP
800 East Canal Street
Richmond, Virginia 23219-4074
(804) 775-1000
________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Carlisle Companies Incorporated Incentive Compensation Program, as amended and restated effective January 1, 2024 (formerly known as the Carlisle Companies Incorporated Executive Incentive Program) (the “Plan”), are effective. Accordingly, pursuant to General Instruction E to Form S-8, the registrant hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration Nos. 33-56737, 333-52411, 333-49742, 333-178776, 333-193050, 333-207563 and 333-265871) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by the registrant with the Securities and Exchange Commission (the “Commission”) (File No. 001-09278) are incorporated by reference in this registration statement:

•the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (including the portions of the registrant’s definitive Proxy Statement on Schedule 14A for its Annual Meeting of Stockholders that are incorporated by reference therein);
•the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;
•the registrant’s Current Reports on Form 8-K filed on January 30, 2024*, March 20, 2024*, April 3, 2024 and May 1, 2024*; and
•the description of the registrant’s common stock contained in Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (including any amendment or report filed for the purpose of updating such description).
* Information furnished in this Current Report on Form 8-K pursuant to Item 2.02 or Item 7.01 and exhibits furnished in connection therewith are not incorporated by reference herein.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those Current Reports on Form 8-K that “furnish” information pursuant to Item 2.02 or Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.		Description
4.1		Amended and Restated Certificate of Incorporation of Carlisle Companies Incorporated (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed May 1, 2024) (File No. 001-09278).
4.2		Amended and Restated Bylaws of Carlisle Companies Incorporated (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed May 1, 2024) (File No. 001-09278).
4.3		Carlisle Companies Incorporated Incentive Compensation Program, as amended and restated effective January 1, 2024 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed May 1, 2024) (File No. 001-09278).
5.1	*	Opinion of McGuireWoods LLP.
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included in signature pages).
107	*	Filing Fee Table.
* Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 2nd day of May, 2024.

CARLISLE COMPANIES INCORPORATED
By:	/s/ Kevin P. Zdimal
Kevin P. Zdimal
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints D. Christian Koch and Kevin P. Zdimal and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of May, 2024:

Signature	Title

/s/ D. Christian Koch	Chair, President and Chief Executive Officer
D. Christian Koch	(Principal Executive Officer)
/s/ Kevin P. Zdimal	Vice President and Chief Financial Officer
Kevin P. Zdimal	(Principal Financial Officer)
/s/ Stephen P. Aldrich	Vice President and Chief Accounting Officer
Stephen P. Aldrich	(Principal Accounting Officer)
/s/ Robin J. Adams	Director
Robin J. Adams
/s/ Robert G. Bohn	Director
Robert G. Bohn
/s/ Jonathan R. Collins	Director
Jonathan R. Collins
/s/ James D. Frias	Director
James D. Frias
/s/ Maia A. Hansen	Director
Maia A. Hansen
/s/ C. David Myers	Director
C. David Myers
/s/ Gregg A. Ostrander	Director
Gregg A. Ostrander
/s/ Corrine D. Ricard	Director
Corrine D. Ricard
/s/ Jesse G. Singh	Director
Jesse G. Singh